Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: Robert Lewey, CFO Integrated Electrical Services, Inc. 713-860-1500 Ken Dennard / ksdennard@drg-l.com Karen Roan / kcroan@drg-l.com DRG&L / 713-529-6600

INTEGRATED ELECTRICAL SERVICES REPORTS
PRELIMINARY FISCAL 2012 FIRST QUARTER RESULTS

HOUSTON — February 14, 2012 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced preliminary financial results for its fiscal 2012 first quarter ended December 31, 2011.

The Company also announced that upon the recommendation of management and after discussion with its independent registered public accounting firm, the Company’s Board of Directors has determined that the Company’s audited consolidated financial statements as of and for the fiscal years ended September 30, 2011, 2010 and 2009 should no longer be relied upon as being in compliance with U.S. generally accepted accounting principles.

COMPANY TO RESTATE FISCAL YEARS 2011, 2010 AND 2009

The Company will restate its consolidated financial statements as of and for the fiscal years ended September 30, 2011, 2010 and 2009 to correct errors in the computation of vacation benefits liabilities and to accurately reflect certain previously reported expenses in the periods in which they were incurred.  The cumulative effect of the restatement is expected to increase previously reported expenses by approximately $1.1 million over the three year period.

The Company has filed with the Securities and Exchange Commission a Form 12b-25 with respect to its quarterly report on Form 10-Q for the quarter ended December 31, 2011 and intends to file the Form 10-Q immediately following the filing of its Form 10-K/A for the fiscal year ended September 30, 2011.  The Company will also file a Form 8-K, describing in more detail the facts underlying the Board’s determination, within the period prescribed by Form 8-K.

FIRST QUARTER OF FISCAL 2012 HIGHLIGHTS

The following highlights include results based upon the Company’s ‘go forward’ operations.  The Company uses the term ‘go forward’ to refer to the results for the quarter ended December 31, 2011, excluding the revenues and expenses attributable to the Company’s wind-down facilities, as described in detail below.  Highlights for the first quarter of fiscal 2012 include:

●	Net loss of $3.7 million, or ($0.25) per share; adjusted net income of $0.0 million, or $0.00 per share
●	Revenue of $113.4 million; ‘go forward’ revenue of $107.0 million
●	Adjusted EBITDA (earnings (loss) before interest, taxes, depreciation and amortization and other items;
see reconciliation statement below) of $1.2 million
●	Selling, general and administrative expenses of $13.3 million
●	Backlog at $205.2 million at period end

James Lindstrom, Chairman and Chief Executive Officer, stated, “We are pleased to report improved preliminary results for the first fiscal quarter of 2012.  Revenue and backlog growth exceeded our expectations as the mission critical and transmission line sectors continue to be robust.  Our strategic repositioning, including our previously announced wind-down of certain facilities and the additional closure of our Baltimore facility, remains on schedule.  We expect to see the benefits of our ‘return to profitability’ mission and increased backlog in the second half of 2012.  In the meantime, we will continue to focus on our cost containment, driving cash flow and investing in our divisions and locations where we identify strong returns on invested capital.”

NON-GAAP FINANCIAL MEASURES AND OTHER ADJUSTMENTS

The Company has disclosed in this press release ‘Go Forward’ results, Adjusted Net Income, Adjusted Net Income Per Share, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA, which are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”).  Management believes that these measures provide useful information to our investors by reflecting additional ways to view aspects of the Company’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying trends in our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of the non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

WIND-DOWN FACILITIES

2011 RESTRUCTURING PLAN

During the second quarter of fiscal 2011, the Company determined that certain underperforming facilities within its Commercial & Industrial segment would be either sold or closed over a six to twelve month period.  This restructuring is a key element of management’s overall plan to return the Company to profitability.  The operations directly affected by this restructuring are located in Arizona, Florida, Iowa, Louisiana, Massachusetts, Nevada and Texas.  These locations were selected based upon current business prospects and the extended time frame that would be needed to return the facilities to profitability.  The Company is in the process of winding down these operations and projects that closure costs associated with the restructuring could range from $4.5 million to $5.5 million in the aggregate, which would include equipment and lease termination expenses, consulting expenses and severance costs.  As of December 31, 2011, the Company has concluded the majority of its wind-down activities and incurred restructuring expenses of $4.4 million, $0.6 million of which was incurred in the first quarter of fiscal 2012.

For the first quarter of fiscal 2012, these Commercial & Industrial wind-down facilities  generated $3.1 million in revenues and a net loss of $2.1 million.  At December 31, 2011, these wind-down facilities had approximately $4.7 million of contracts to complete, and of that total, the Company has entered into subcontracts with other contractors for $4.1 million, leaving approximately $0.6 million of work to be completed by the Company.  The Company expects the remainder of the wind-down work will be completed over the next three to six months.

ADDITIONAL FACILITY CLOSING

During the first quarter of fiscal 2012, the Company determined that the underperforming Baltimore facility shared by its Commercial & Industrial and Communications segments would be closed.  This closing is a key element of management’s overall plan to return the Company to profitability.  The Baltimore location was selected based upon current business performance and the extended time frame that would be needed to return the facility to profitability.

For the first quarter of fiscal 2012, the Baltimore facility generated $2.3 million in revenue and a net loss of $1.0 million in the Company’s Commercial & Industrial segment and $1.0 million of revenue and a net loss of $0.5 million in its Communications Segment.  At December 31, 2011, the facility has approximately $7.0 million of contracts to complete. The Company is in the process of winding down this operation and projects that the closure costs associated with the winding down could range from $0.3 million to $0.5 million in the aggregate, which would include equipment and lease termination expenses, consulting expenses and severance costs.  The Company expects the wind-down work attributable to the Baltimore facility will be completed over the next three to six months.

ADDITIONAL INFORMATION

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K/A for the fiscal year ended September 30, 2011 and quarterly report on Form 10-Q for the period ended December 31, 2011, when filed with the Securities and Exchange Commission.

Integrated Electrical Services, Inc. is a leading national provider of electrical infrastructure services to the communications, commercial, industrial and residential markets.  Our 2,700 employees serve clients throughout the United States.  For more information about IES, please visit www.ies-co.com.

Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder’s decision to pursue a disposition of its interest in the company; potential disposition of a substantial portion of the company’s Commercial & Industrial segment for realized values substantially less than current book values, likely resulting in a material adverse impact on our financial results; actual costs to wind down facilities exceeding our estimates by a material amount; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners;  inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens;  inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the  physical hazards associated with the Company's work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.

You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2011, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

Three Months Ended
December 31, 2011

Revenues	$113.4
Cost of services	102.5
Gross profit	10.9
Selling, general and administrative expenses	13.3
Gain on sale of assets	-
Asset impairment	-
Restructuring charges	0.6
Loss from operations	(3.0)

Interest and other expense, net	0.5

Loss from operations before income taxes	(3.5)
Provision (benefit) for income taxes	0.2
Net loss	$(3.7)

Loss per share:
Basic	$(0.25)
Diluted	$(0.25)

Shares used in the computation of loss per share:
Basic (in thousands)	14,569
Diluted (in thousands)	14,569

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN MILLIONS)
(UNAUDITED)

Three Months Ended
December 31, 2011

Net loss	$(3.7)
Interest expense, net	0.5
Provision (benefit) for income taxes	0.2
Depreciation and amortization	0.5
EBITDA	(2.5)
Asset impairment	-
Gain on sale of assets	-
Non-cash equity compensation expense	0.1
Wind-down costs:
2011 Restructuring Plan	0.6
Additional exited locations - C&I	1.0
Additional exited locations - Commun	0.6
C&I wind-down operations	1.4
Subtotal wind-down costs	3.6
Adjusted EBITDA	$1.2

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME (LOSS)
(DOLLARS IN MILLIONS)
(UNAUDITED)

Three Months Ended
December 31, 2011

Net loss	$(3.7)
Asset impairment	-
Gain on sale of assets	-
Non-cash equity compensation	0.1
Accelerated amortization	-
2011 Restructuring Plan	0.6
Additional exited locations - C&I	1.0
Additional exited locations - Comm	0.6
C&I wind-down operations	1.4
Adjusted net income (loss)	$0.0

Loss per share:
Basic	$0.00
Diluted	$0.00

Shares used in the computation of adjusted net income (loss) per share:
Basic (in thousands)	14,569
Diluted (in thousands)	14,569

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES
OPERATING SEGMENTS - CURRENT QUARTER AND PRIOR QUARTER RESULTS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31, 2011
	Commun-		Commercial &
	ications	Residential	Industrial	Corporate	Total
Revenues	$26.1	$29.3	$58.0	$-	$113.4
Cost of services	22.8	24.7	55.0	-	102.5
Gross profit	3.3	4.6	3.0	-	10.9
Selling, general and
administrative expenses	2.5	3.9	3.1	3.8	13.3
Corporate allocations	0.5	0.5	1.4	(2.4)	-
Restructuring charges	-	-	0.6	-	0.6
Income (loss) from operations	$0.3	$0.2	$(2.1)	$(1.4)	$(3.0)

Other data:
Depreciation &
Amortization expense	$0.1	$0.1	$0.1	$0.2	$0.5
Capital expenditures	$-	$0.3	$-	$0.9	$1.2
Total assets	$17.9	$23.1	$73.4	$46.9	$161.3

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF GO FORWARD OPERATIONS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended December 31, 2011

	Communications	Residential	C&I - Go Forward	Corporate	Go Forward Operations	Wind-downs	Consolidated
Revenue	$25.2	$29.3	$52.5	$-	$107.0	$6.4	$113.4
Cost of services	21.7	24.7	47.5	-	93.9	8.6	102.5
Gross profit	3.5	4.6	5.0	-	13.1	(2.2)	10.9
Selling, general and
Administrative expenses	2.3	3.9	2.5	3.8	12.5	0.8	13.3
Corporate allocations	0.5	0.5	1.4	(2.4)	-	-	-
Restructuring	-	-	-	-	-	0.6	0.6

Income (loss) from operations	$0.7	$0.2	$1.1	$(1.4)	$0.6	$(3.6)	$(3.0)

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